EXHIBIT NO.: 3.3
To Form S-1 Registration statement

BYLAWS

OF

SD COMPANY, INC.

ARTICLE 1

SHAREHOLDERS AND SHAREHOLDER MEETINGS

Section 1.1           Annual Meeting. SD Company, Inc., a corporation organized under the laws of the State of Utah (the “Corporation”) will hold an annual shareholder meeting each year for (a) the election of Directors, as hereinafter defined, and (b) the transaction of any other business that properly comes before the meeting and that properly comes before the meeting in accordance with the procedures set forth in Section 1.15. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with that procedure. Annual shareholder meetings will be held at the principal office of the Corporation, or at any other place in or outside of the State of Utah, as specified by the Board of Directors, between ninety (90) and one hundred eighty (180) days after the end of the Corporation's fiscal year as the Board of Directors may designate and provided for in the notice of the meeting.

Section 1.2           Special Meetings. Special shareholder meetings may be called for any purpose or purposes, and at any time, by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any shareholder or shareholders holding at least ten percent (10%) of the total voting power of the Corporation’s outstanding shares of capital stock. Special meetings will be held at such time and place designated by the Board of Directors, or, if not held upon the request of the Board of Directors, at such time and place designated by the Chief Executive Officer or the President or by the Secretary in the Chief Executive Officer’s and President’s absence. If any person other than the Board of Directors calls a special meeting, the request shall:

(a)	be in writing;
(b)	specify the general nature of the business proposed to be transacted; and
(c)	be delivered personally, or sent by registered mail or by facsimile transmission, to the Secretary of the Corporation.

Upon receipt of such a request, the Board of Directors shall determine the date, time and place of such special meeting, which must be scheduled to be held on a date that is within ninety (90) days of receipt by the Secretary of a qualifying meeting request. The Secretary shall provide notice of the requested special shareholder meeting in accordance with Section 1.3. Only business within the purpose or purposes described in the meeting notice, and that is a proper matter for shareholder action under Utah law, may be conducted at a special shareholder meeting.

Section 1.3           Notice of Meetings. Written notice of the place, date and time of the annual shareholder meeting, and written notice of the place, date, time and purpose or purposes of special shareholder meetings, will be delivered to each shareholder of record entitled to notice of the meeting, by or at the direction of the President or the Secretary. The notice of any shareholder meeting at which Directors are to be elected will contain the names and backgrounds of each person being nominated by the current Board of Directors or by any current board member.

1.3.1           Notices must be delivered not less than ten (10) days as required by the Utah Revised Business Corporation Act (the “Act”) or more than sixty (60) days before the date of the meeting. Notices may be delivered either personally, by facsimile, or by mail, or in any other manner approved by law. Meeting notices shall be deemed given: (i) if mailed, when deposited in the mail, first-class postage prepaid, correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; (ii) if electronically transmitted, as provided in Article 9 of these Bylaws; or (iii) otherwise, when delivered. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in that affidavit.

1.3.2           The Corporation shall not be required to give notice of shareholder meetings to any shareholder to whom to following have been returned undeliverable: (a) notice of two consecutive annual meetings (except if notice was given by electronic transmission), or (b) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, so long as such items have been mailed addressed to the shareholder at such person's address as shown on the records of the Corporation. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If the shareholder delivers to the Corporation written notice setting forth that person's then-current address, the requirement that notice be given to the shareholder shall be reinstated. If the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Utah, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 705(b) of the Act.

1.3.3           Any previously scheduled meeting of shareholders may be postponed, and, unless the Articles of Incorporation (the “Articles”) provides otherwise, any special meeting of the shareholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of shareholders.

Section 1.4             Waiver of Notice. Any shareholder may waive notice of the place, date, time, purpose or purposes, or Directors name and information, as applicable to that shareholder meeting, except where expressly prohibited by law or the Articles. That waiver must be in a signed writing, and may be and delivered to the Corporation at any time, either before or after the meeting. If a shareholder attends a meeting in person or by proxy, that shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, requests to be noted in the record as objecting to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, if the shareholder does not object to considering the matter either before or at the time it is presented at the meeting.

Section 1.5            Shareholder Action without a Meeting. The shareholders may take any action without a meeting that they could properly take at a meeting, in one or more written consents. Each written consent must (a) state the action taken, (b) be signed by all of the shareholders entitled to vote on the subject matter and (c) be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If required by the Act, all nonvoting shareholders must be given written notice of the proposed action at least ten days before the action is taken, unless that notice is waived in a manner consistent with these Bylaws. Actions taken under this section are effective when written consents signed by all shareholders have been delivered to the Corporation, unless otherwise specified in the written consent. A shareholder may withdraw a written consent only by delivering a written notice of withdrawal to the Corporation prior to the time that written consents signed by all shareholders have been delivered to the Corporation.

Section 1.6              Electronic Communications. Shareholders may participate in a shareholder meeting by conference telephone or any similar communications equipment that enables all participating persons to hear each other during the meeting. Participation by such means will constitute a shareholder’s presence in person at the meeting.

Section 1.7              Record Date

1.7.1           The Board of Directors may fix in advance a date as the record date for determining the shareholders who are entitled: (a) to notice of or to vote at any shareholder meeting or any adjournment of such meeting, (b) to receive payment of any share dividend, or (c) to receive payment of any distribution. The Board of Directors may also fix record dates with respect to any allotment of rights or conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board of Directors and by the Act.

1.7.2           The record date will be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring determination of shareholders is to be taken. If no record date is fixed for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date will be the date before the day on which notice of the meeting is mailed. If no record date is fixed for the determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's own shares), the record date will be the date on which the Board adopted the resolution declaring the distribution. If no record date is fixed for determining shareholders entitled to a share dividend, the record date will be the date on which the Board of Directors authorized the dividend.

Section 1.8              List of Shareholders. Upon the earlier to occur of: (i) at least ten (10) days before any shareholder meeting, or (ii) two (2) business days after notice of the meeting is given to the shareholders, the Secretary of the Corporation, or the agent having charge of the stock transfer books of the Corporation, must compile a complete list of the shareholders entitled to notice of a shareholder meeting, arranged in alphabetical order and by voting group, with the address of each shareholder and the number, class, and series, if any, of shares owned by each shareholder.

1.8.1           The shareholder list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least ten days before the meeting during ordinary business hours, at the Corporation's principal place of business. In lieu of a physical copy, the Corporation may make the list available on an electronic network, so long as (a) the list is available on a reasonably accessible electronic network, and (b) the information required to gain access to such list is provided with the notice of the meeting. The Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation.

1.8.2           If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.9              Administration of the Meeting. Meetings of shareholders shall be presided over by (a) the chairperson of the Board, (b) if not present, by such person as the chairperson of the Board shall appoint, or (c) in that person is not present or if the chairperson fails to make such appointment, any officer of the Corporation elected by the Board. In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 1.10         Quorum and Voting. A shareholder quorum will exist if the holders of a majority of the votes entitled to be cast on a matter at a meeting are present in person or by proxy. If a quorum exists, action on a matter will be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Articles or by the Act. If the Articles or the Act provide for voting by two or more voting groups on a matter, action on a matter is taken only when voted upon by each of those voting groups, counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group.

Section 1.11         Adjourned Meetings. If a quorum is not present or represented at any meeting of the shareholders, then the chairperson of the meeting, or the shareholders representing a majority of the voting power of the capital stock present at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. If a shareholder meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date, or time is announced at the meeting before adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination will apply to any adjournment of such meeting, unless the Act requires fixing a new record date. If law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as of the new record date. Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with the provisions of Section 1.3 of these Bylaws.

Section 1.12         Proxies. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by an agent. No appointment will be valid more than 11 months from the date of its execution unless expressly stated in the written proxy appointment. An appointment of a proxy is revocable unless the appointment is coupled with an interest. No revocation of a proxy will be effective until and unless a written revocation notice has been actually received by the Secretary of the Corporation or any other person authorized to tabulate votes.

Section 1.13         Advance Notice of Director Nominations. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. To be properly brought before an annual meeting of shareholders, or any special meeting of shareholders called for the purpose of electing Directors, nominations for the election of Director must be (a) specified in the notice of meeting (or any supplement to that Notice), (b) made by or at the direction of the Board (or any duly authorized Board committee), or (c) made by any shareholder of the Corporation in accordance with Section 1.13. If the chairperson of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 1.14         Shareholder Nominations of Directors. Director nominations may only be made by a shareholder who (a) was a shareholder of record on both (i) the date of the giving of the notice provided for in this Section and (ii) the record date for the determination of shareholders entitled to vote at such meeting, and (b) who complies with the following notice procedures:

1.14.1       Timely Notice. The shareholder must have given timely notice of their Director nominations in proper written form to the secretary of the Corporation. To be timely, a shareholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 1.15, and, in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

1.14.2       Proper Form. To be in proper written form, a shareholder's notice to the secretary must set forth (a) the information required by Section 1.15.2 to be provided about the shareholder giving notice, and (b) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person (if any), and (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder.

Section 1.15         Advance Notice of Shareholder Business at Annual Meeting. Only business that has been properly brought before a meeting of the shareholders shall be conducted at that meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for shareholder action under the Act that has been properly brought before the meeting by a shareholder who (a) was a shareholder of record on both (i) the date of the giving of the notice provided for in this Section and (ii) the record date for the determination of shareholders entitled to vote at such meeting, and (b) who complies with the following notice procedures:

1.15.1       Timely Notice. To be timely, such shareholder's notice must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting. However, if no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, in order to be timely, notice by the shareholder must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

1.15.2      Proper Form. To be in proper form, a shareholder's notice to the secretary shall be in writing and shall set forth:

(a)          the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder;

(b)          a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(c)          a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

(d)          any material interest of the shareholder in such business.

ARTICLE 2

BOARD OF DIRECTORS

Section 2.1           Number and Qualification. The Corporation’s business affairs and property will be managed under the direction of a Board of Directors. The Corporation’s Board of Directors will initially have two (2) members and be increased to five (5) members immediately prior to the closing of an “IPO” (as defined in Section 2.3(iii) below). The number of Directors may be increased or decreased in accordance with ARTICLE 10. However, a decrease in the number of Directors will not shorten the term of an incumbent Director. The Board of Directors may elect a Chairman from among its members, and in that case, the Chairman will preside at meetings of the Board of Directors and of the shareholders. A Director does not have to be a shareholder of the Corporation or a resident of the State of Utah.

Section 2.2           Election. Directors whose terms have expired or are expiring in accordance with Section 2.3 will be elected by the shareholders at each annual shareholder meeting or at a special shareholder meeting called for that purpose. Each Director shall be elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of Directors; provided, however, that, if the number of nominees for Director exceeds the number of Directors to be elected in accordance with Section 2.3, Directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of shareholders held to elect Directors and entitled to vote on such election of Directors.

Section 2.3           Term of Office. Each Director will continue to serve until the next shareholder meeting (a) at which the Director’s successor is elected and qualified, or (b) at which time there is or has been a change in the authorized number of Directors pursuant to Section 2.1. Immediately prior to the closing of an IPO, and subject to the rights of any issued Preferred Stock, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of shareholders following the closing of the IPO, the term of office of the initial Class I directors shall expire and the successor Class I directors shall be elected for a full term of three years. At the second annual meeting of shareholders following the IPO, the term of office of the initial Class II directors shall expire and the successor Class II directors shall be elected for a full term of three years. At the third annual meeting of shareholders following the IPO, the term of office of the initial Class III directors shall expire and the successor Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

(i) If at any time applicable law changes to prohibit the classified board described in this section, all directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(ii) Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(iii) “IPO” means the Corporation’s first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of its Common Stock.

Section 2.4           Vacancies. Except as otherwise provided by law, and subject to the rights of any holders of preferred stock then outstanding, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, removal, increase in the authorized number of Directors, or otherwise, may be filled for the remainder of the term by the shareholders, by the Board of Directors, or, if the Directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the remaining Directors. The term of a Director elected to fill a vacancy expires at the next shareholder meeting at which Directors are elected. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

Section 2.5           Resignation. Any Director may resign at any time by delivering written notice to the Board of Directors or the Board Chair, or to the Corporation’s President or Secretary. A resignation will be effective when the notice is delivered, unless the notice specifies a later effective date.

Section 2.6           Removal of Directors. At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any Director, may be removed, with or without cause, by a vote of the holders of the shares entitled to vote at an election of Directors.

Section 2.7           Meetings

2.7.1      Regular Meetings. Regular meetings of the Board of Directors will be held at such place, date and time as will from time to time be fixed by resolution of the Board.

2.7.2      Special Meetings. Special meetings of the Board of Directors may be held at any place and at any time and may be called by the Board Chair, the President, Vice President, Secretary or Treasurer, or any two or more Directors.

2.7.3      Telephone Meetings. Members of the Board of Directors, or of any committee appointed by the Board of Directors, may participate in a Board of Directors’ or committee meeting by conference telephone or similar communications equipment that enables all participating persons to hear each other during the meeting. Participation by such means will constitute a Director’s presence in person at the meeting.

Section 2.8           Notice of Board of Directors’ Meetings

2.8.1      Regular Meetings. Unless the Articles provide otherwise, any regular meeting of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting.

2.8.2      Special Meetings. Any special meeting of the Board of Directors must be preceded by at least two (2) days’ written notice. That notice must specify of the date, time, and place of the meeting, but not its purpose unless the Articles or these Bylaws require otherwise. Notice may be given personally, by facsimile, by mail, or in any other manner allowed by law. Oral notice will be sufficient only if a written record of such notice is included in the Corporation's minute book.

2.8.3      Effective Date. Notice will be deemed effective at the earliest of: (a) receipt, (b) personal delivery to the Director’s most recent address or telephone number shown in the Corporation's records, or (c) three days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid.

2.8.4      Waiver of Notice. Notice of Board of Directors’ meetings may be waived by any Director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting. Attendance or participation by a Director at a meeting will constitute a waiver of any required notice of the meeting, unless (a) the Director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened, and (b) the Director does not thereafter vote for or assent to any action taken at the meeting.

Section 2.9           Quorum; Voting

2.9.1      Quorum. At any Board of Directors’ meeting, the presence in person of a majority of the number of Directors presently in office (including presence by electronic means such as a telephone conference call) will constitute a quorum for the transaction of business. Prior to the expansion of the Board of Directors from two (2) members to five (5) members, two (2) members shall constitute a quorum. Following the expansion of the Board of Directors to five (5) members, or any subsequent expansion, quorum shall be at least one-third (1/3) of the authorized number of Directors.

2.9.2      Voting. If a quorum is present at a Board of Directors’ meeting at the time of a vote, the affirmative vote of a majority of the Directors present at the time of the vote will be the act of the Board of Directors and of the Corporation, except as may be otherwise specifically provided by the Articles, by these Bylaws or by the Act. A Director who is present at a Board of Directors’ meeting when action is taken is deemed to have assented to the action taken unless: (a) the Director objects at the beginning of the meeting, or promptly upon the Director’s arrival, to holding it or to transacting business at the meeting, (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Board Chair or the Corporation’s President or Secretary within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 2.10         Directors’ Action without a Meeting. The Board of Directors or a board committee may take any action without a meeting that it could properly take at a meeting if (a) one or more written consents stating the action are signed by all of the Directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and (b) the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such action will be effective upon the signing of the consent by the last Director to sign, unless the consent specifies a later effective date.

Section 2.11        Compensation of Directors. The Board of Directors may fix the compensation of Directors as such and may authorize the reimbursement of their expenses.

Section 2.12        Committees of the Board of Directors.

2.12.1   Certain Committees. The Board of Directors shall appoint from among its members an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each composed of at least two directors or such higher number of directors as may be required by law or the standards of any stock exchange on which shares of the Corporation are listed, with such lawfully delegable powers and duties as it thereby confers or that are required by law or such standards of any stock exchange on which shares of the corporation are listed.

2.12.2   Other Committees. The Board of Directors may from time to time designate other committees of the Board, each composed of one or more directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board.

2.12.3   Absence; Disqualification; Replacement. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

2.13.14 Power; Authority. Any such committee, to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but (a) unless the resolution, the Articles or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock, to adopt articles of merger or to recommend to the shareholders either the sale, lease or exchange of all or substantially all of the Corporation’s property and assets or a dissolution of the Corporation (or the revocation of a dissolution); and (b) no such committee shall have the power or authority of the Board of Directors in reference to adopting, amending or repealing any provision of the Articles or these Bylaws or approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to shareholders for approval other than those identified in (a) above.

ARTICLE 3

OFFICERS

Section 3.1           Officer Positions. The officers of the Corporation may include a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Chief Financial Officer, and any other officers or assistant officers, as the Board of Directors approves. None of the officers of the Corporation must be a Director. Any two or more corporate offices may be held by the same person.

Section 3.2           Appointment. The officers of the Corporation will be appointed by resolution of the Board of Directors. All officers will hold office at the pleasure of the Board of Directors. Unless otherwise restricted by the Board of Directors, the President may appoint any assistant officer, the Secretary may appoint one or more Assistant Secretaries, and the Treasurer may appoint one or more Assistant Treasurers; provided that any such appointments will be recorded in writing in the corporate records.

Section 3.3           Duties. Unless otherwise approved by the Board of Directors, the duties of the following officers will be as follows:

Section 3.4           Chief Executive Officer. The Chief Executive Officer has general charge and supervision over the Corporation’s property, business, and affairs, is responsible for carrying out the plans and directives of the Board of Directors, and reports to and consults with the Board of Directors. If no Chief Executive Officer has been appointed by the Board of Directors, the President will have those duties and responsibilities. If the Chief Executive Officer is a Director, the Chief Executive Officer will preside at all meetings of the shareholders and of the Board of Directors, unless the Board of Directors has elected another Director to serve as the Chairman of the Board of Directors and that person is present.

Section 3.5           President. The President will exercise the usual executive powers pertaining to the office of President, and also of the Chief Executive Officer if none has been appointed. The President shall report to and consult with the Board of Directors and Chief Executive Officer. The President will perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time designate. In addition, if there is no Secretary in office, the President will perform the duties of the Secretary.

Section 3.6           Vice President. Each Vice President will perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time designate. In addition, the Vice President, or if there is more than one, the most senior Vice President available, will act as President in the absence or disability of the President.

Section 3.7           Secretary. The Secretary will (a) be responsible for and will keep, personally or with the assistance of others, records of the proceedings of the Directors and shareholders, (b) authenticate records of the Corporation, (c) attest all certificates of stock in the name of the Corporation (d) keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents, (e) keep a record of the issuance of certificates of stock and the transfers of the same, and (f) perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time designate.

Section 3.8           Treasurer/Chief Financial Officer. The Corporation’s Treasurer will be its Chief Financial Officer. The Chief Financial Officer will have the care and custody of, and be responsible for, all of the Corporation’s funds and securities, and will cause to be kept regular books of the Corporation’s accounts. The Chief Financial Officer will cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors. In general, the Chief Financial Officer will perform the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

Section 3.9           Assistant Officers. Assistant officers may consist of one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each assistant officer will perform those duties assigned to him or her from time to time by the Board of Directors, the President, or the officer to whom such person is an assistant.

Section 3.10         Vacancies. The Board of Directors may fill vacancies in any office arising from any cause at any regular or special meeting.

Section 3.11         Removal. The Board of Directors may remove any officer or agent with or without cause. However, any removal will be without prejudice to the any contract rights of the person removed, if any. Election or appointment of an officer or agent will not of itself create any contract rights.

Section 3.12         Compensation. The Board of Directors will determine the compensation of the Corporation’s officers.

Section 3.13         Delegation. If any officer is absent or unable to serve in that capacity, the Board of Directors may delegate the powers and duties of any officer to any person herein authorized to act in the place of such officer, any other officer, any Director, or any other person.

ARTICLE 4

SHARES AND CERTIFICATES OF SHARES

Section 4.1         Share Certificates. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. Share certificates may be sealed with the corporate seal, if any. Facsimiles of the signatures and seal may be used as permitted by law. Every share certificate will be in the form, other than bearer form, approved by the Board of Directors, and shall state:

(a)          the name of the Corporation,

(b)          that the Corporation is organized under the laws of the State of Utah, and the date of the Corporation’s formation,

(c)          the name of the person to whom the share certificate is issued,

(d)          the number, class and series (if any) of shares that the certificate represents,

(e)          the par value, if any, of each share, and

(f)          if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

Section 4.2           Consideration for Shares. Shares of the Corporation may be issued for such consideration as the Board of Directors determines is adequate. The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation will be deemed to be a determination that the consideration so established is adequate.

Section 4.3           Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 4.4           Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 4.5           Loss or Destruction of Certificates. In the event of the loss or destruction of any certificate, a replacement certificate may be issued upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors, the Secretary, or the Treasurer.

ARTICLE 5

BOOKS, RECORDS AND REPORTS

Section 5.1           Records of Corporate Meetings, Accounting Records, and Share Registers. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that, the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 5.2           Copies of Corporate Records. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary.

Section 5.3           Examination of Records. A shareholder, either in person or through their attorney or agent, has the right to inspect and copy the corporate records as provided in Sections 1601 and 1602 of the Act during regular business hours at the principal office of the Corporation.

ARTICLE 6

FISCAL YEAR

The fiscal year of the Corporation will be as set forth on Exhibit A.

ARTICLE 7

CORPORATE SEAL

The corporate seal of the Corporation, if any, will be in the form shown on Exhibit A.

ARTICLE 8

NOTICE BY ELECTRONIC TRANSMISSION

Section 8.1           Without limiting the manner by which notice otherwise may be given effectively to shareholders pursuant to the Act, the Articles or these Bylaws, any notice to shareholders given by the Corporation under any provision of the Act, the Articles or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given.

8.1.1       Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a)          the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(b)          such inability becomes known to the secretary or an assistant secretary of the Corporation, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

8.1.2       Any notice given pursuant to the preceding paragraph shall be deemed given when electronically transmitted to the shareholder or director, in a manner and to an address provided by the shareholder or director in an unrevoked consent. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 8.2           Definition of Electronic Transmission. An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE 9

MISCELLANEOUS PROCEDURAL PROVISIONS

The Board of Directors may adopt rules of procedure to govern any meetings of shareholders or Directors to the extent not inconsistent with law, the Corporation’s Articles, or these Bylaws, as they are in effect from time to time. In the absence of any rules of procedure adopted by the Board of Directors, the chair of the meeting will make all decisions regarding the procedures for any meeting.

ARTICLE 10

AMENDMENT OF BYLAWS

Section 10.1         Amendment by Shareholders. The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of Directors, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 10.2         Amendment by Board of Directors. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the shareholders, but the shareholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors. The Board of Directors may not amend Section 2.2 without approval of the shareholders.

ARTICLE 11

INDEMNIFICATION OF DIRECTORS AND OTHERS

Section 11.1         Grant of Indemnification. Subject to Section 11.2, the Corporation will indemnify and hold harmless each Director who is made, or who is threatened to be made, a party to any Proceeding, or who is involved (including as a witness) in any Proceeding, to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorney fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by the Director in connection the Proceeding. This indemnification will inure to the benefit of each Director’s heirs, executors, and administrators. For purposes of this ARTICLE 11:

“Proceeding” means any threatened, pending, or completed legal action, suit, or proceeding, whether formal or informal, civil, criminal, administrative or investigative, arising or in connection with any alleged action by a Director in an official or any other capacity with the Corporation while serving as a Director.

“Director” means (a) each past and present Director of the Corporation, and (b) each past or present Director of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, employee or agent of this Corporation, or another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

Section 11.2         Limitations on Indemnification. Notwithstanding Section 11.1, the Corporation will not indemnify any Director if (a) the Act or other applicable law would prohibit that indemnification, except as provided in Section 11.6 with respect to proceedings seeking to enforce rights to indemnification, or (b) the Director is seeking indemnification in connection with a Proceeding (or part of a Proceeding) initiated by that Director, unless that initiation is authorized by the Board of Directors of the Corporation.

Section 11.3         Advancement of Expenses. The Corporation will pay to any Director who is entitled to indemnification under Section 11.1, in advance of the Proceeding’s final disposition, the Director’s expenses incurred in defending the Proceeding (“Expense Advance”), unless the Board of Directors adopts a resolution expressly disapproving the advancement of Expenses within twenty (20) days after the Corporation receives a written claim for payment of such Expenses.

Section 11.4         Indemnification of Officers, Employees, and Agents. The Corporation may, by action of its Board of Directors from time to time, agree to indemnify officers, employees and other agents of the Corporation, and to pay Expense Advances to such persons, or both, (a) on the same terms and with the same scope and effect as apply to Directors under this ARTICLE 11, (b) pursuant to rights applicable to those persons under the Act, or (c) on such other terms as the Board of Directors may deem proper.

Section 11.5         Non-Exclusivity. The right to indemnification and the payment of Expense Advances conferred in this ARTICLE 11 will be valid to the extent consistent with the Act.

Section 11.6         Right to Enforce Indemnification.

11.6.1    If the Corporation does not pay in full (a) a claim for indemnification under Section 11.1 or Section 11.4 within sixty (60) days after the Corporation receives a written claim, or (b) a claim for Expense Advances authorized under Section 11.3 or Section 11.4 within twenty (20) days after the Corporation receives a written claim (except as otherwise provided in Section 11.3), then the claimant may at any time after such periods bring suit against the Corporation to recover the unpaid amount of the claim. The Corporation will pay the claimant the expense of prosecuting an action under this Section 11.6 to the extent that the claimant is successful in such action.

11.6.2    The claimant will be presumed to be entitled to indemnification under this ARTICLE 11 upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), at which time the Corporation will have the burden of proof to overcome the presumption that the claimant is so entitled.

11.6.3    In any action brought under Section 11.6.2 (other than an action with respect to expenses authorized under Section 11.3), the Corporation may raise as a defense that the claimant has not met the standards of conduct which would entitle the claimant to indemnification under this ARTICLE 11 or under the Act, for the amount claimed. The Corporation will have the burden of proving such defense. However, the Corporation cannot prove such defense based on the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to make an actual prior determination that indemnification of, or reimbursement or advancement of expenses to, the claimant is proper under the applicable standard of conduct set forth in these Bylaws, or in the Act nor (except as provided in Section 11.3).

Section 11.7         Insurance and Other Security. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a Director, officer, employee or agent of the Corporation against any liability (a) asserted against or incurred by the person acting in that capacity, or (b) arising from the person’s status as an officer, Director, agent, or employee, whether or not the Corporation would have the power to indemnify such person against the same liability under the Act. The Corporation may enter into contracts with any Director or officer of the Corporation in furtherance of the provisions of this Section 11.7 and may create a trust fund, grant a security interest, issue a letter of credit or use other means to ensure the payment of the amounts due under this ARTICLE 11.

Section 11.8         Amendment or Modification. This ARTICLE 11 may be altered or amended at any time as provided in these Bylaws, but no such amendment will have the effect of diminishing the rights of any past or present officer or Director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

Section 11.9         Effect. The rights conferred by this ARTICLE 11 will be deemed to be contract rights between the Corporation and each past or present Director or officer. The Corporation expressly intends each such person to rely on these rights in performing such person’s duties on behalf of the Corporation.

ARTICLE 12

OFFICES

Section 12.1         Registered Office.  The registered office shall be in the city of Vernal, Utah and shall initially be 1583 South 1700 East, Vernal, Utah, 84078.

Section 12.2         Locations of Offices.  The Corporation may also have offices at such other places both inside and outside of Utah as the Board of Directors may from time to time determine or the business of the Corporation may require.

Adopted by the Board of Directors on February ___, 2014.

EXHIBIT A

Percentage of shares required to call a shareholder meeting: 10%

Fiscal Year: Calender

Corporate Seal: None

CERTIFICATE OF ADOPTION

The undersigned Secretary of the Corporation does hereby certify that this Exhibit A to the Corporation’s Bylaws was duly adopted by the Board of Directors on February ____, 2014.

/s/ Annette Meier
Annette Meier, Secretary